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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        MERCANTILE BANK CORPORATION                  MBWM CAPITAL TRUST I
         (Exact name of Registrant                (Exact name of Registrant
       as specified in its charter)              as specified in its charter)

                 Michigan                                  Delaware
          (State of incorporation                  (State of incorporation
             or organization)                          or organization)

                38-3360865                               Applied For
   (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

         216 North Division Avenue                216 North Division Avenue
       Grand Rapids, Michigan 49503              Grand Rapids, Michigan 49503
           (Address of principal                    (Address of principal
            executive offices)                        executive offices)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

  Securities Act registration statement file number to which this form relates:
                333-84313                          333-84313-01

         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
            to be so registered:             each class is to be registered:
                   None                                   None

         Securities to be registered pursuant to Section 12(g) of the Act:

                    ___% Cumulative Preferred Securities
                (and the Guarantee by Mercantile Bank Corporation
                  of the ___% Cumulative Preferred Securities)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a description of MBWM Capital Trust I's _% Cumulative Preferred Securities (the "Trust Preferred Securities") and Mercantile Bank Corporation's guarantee (the "Guarantee") being registered, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Preferred Securities Guarantee," and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee," in the Prospectus that forms part of the Registration Statement (Registration No. 333-84313 and Registration No. 333-84313-01) filed by Mercantile Bank Corporation and MBWM Capital Trust I with the Securities and Exchange Commission on August 2, 1999, under the Securities Act of 1933, as amended. The information contained in the Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated here by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.


ITEM 2.  EXHIBITS

         2.1 Certificate of Trust of MBWM Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement which is included as an exhibit to Exhibit 4.5 to the Registration Statement).

         2.2 Trust Agreement of MBWM Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

         2.3 Form of Amended and Restated Trust Agreement of MBWM Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

         2.4 Form of Preferred Security Certificate of MBWM Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as an exhibit to Exhibit 4.5 to the Registration Statement).

         2.5 Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

         2.6      Form of Subordinated Indenture (incorporated by reference to
                  Exhibit 4.1 to the Registration Statement).

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         2.7      Form of Junior Subordinated Debenture (incorporated by
                  reference to Exhibit 4.2 to the Registration Statement which is included as an exhibit to Exhibit 4.1 to the Registration Statement).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 16, 1999                     MERCANTILE BANK CORPORATION

                                            By:  /s/  GERALD R. JOHNSON, JR.
                                            ------------------------------------
                                            Gerald R. Johnson, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer


                                            MBWM CAPITAL TRUST I

                                            By:  MERCANTILE BANK CORPORATION,
                                                  as depositor

                                            By:  /s/ GERALD R. JOHNSON, JR.
                                            ------------------------------------
                                            Gerald R. Johnson, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer
















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